UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2022 (June 16, 2022)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Main Street, Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Humana Inc. (“Humana” or the “Company”) is today announcing that Michael A. Koeberlein will retire from the Company as Senior Vice President, Chief Accounting Officer and Controller, effective August 1, 2022, for personal health reasons.

(c) On June 16, 2022, the Board of Directors of the Company elected John-Paul W. Felter to serve as Senior Vice President, Chief Accounting Officer and Controller, effective as of August 1, 2022. As Chief Accounting Officer, Mr. Felter will act as the Company’s principal accounting officer having responsibility for all accounting functions, the establishment and maintenance of internal accounting controls and enterprise-wide financial reporting to both the U.S. Securities and Exchange Commission and state Departments of Insurance.

Mr. Felter, age 39, joins the Company from OneAmerica Financial Partners, Inc. (OneAmerica), where he served as Senior Director – Investment Finance since May 2022, having supervisory and oversight responsibilities of certain financial accounting and investment operations. Prior to OneAmerica, Mr. Felter spent nearly 11 years as a Senior Manager at Ernst & Young LLP. In this role, Mr. Felter oversaw large audit engagements for public and private entities with a concentration in the health insurance sector, gaining extensive experience with SEC regulatory matters including internal control over financial reporting, periodic financial statement filings, securities offerings, registration statements, and acquisitions, and advising clients on technical accounting matters including those related to government healthcare businesses. Mr. Felter holds a Bachelor of Science degree in Business from Indiana University-Indianapolis and is a certified public accountant.

There are no arrangements or understandings between Mr. Felter and any other persons pursuant to which he was appointed the Company’s Senior Vice President, Chief Accounting Officer and Controller. There is no family relationship between Mr. Felter and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Felter that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

(e) As compensation for his service as the Company’s Senior Vice President, Chief Accounting Officer and Controller, Mr. Felter will receive compensation as follows:
•base salary of $350,000;
•participation at the 55% target level in the Company’s short-term incentive plan under the same terms as other Company executive officers;
•a long-term equity incentive grant comprised of $300,000 of time-based restricted stock units vesting ratably over the three years following the date of grant;
•participation in the Company’s Severance Policy and Change in Control Policy, which provide for benefits upon certain qualifying terminations of employment, consistent with other Company executive officers;
•matching charitable contribution benefit of $10,000 annually; and
•other benefits commensurate with service as an executive officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Joseph M. Ruschell
Joseph M. Ruschell
Vice President, Associate General Counsel & Corporate Secretary

Dated: June 21, 2022